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                                                                     EXHIBIT 5


                                  July 1, 1997

Sun Hydraulics Corporation
1500 West University Parkway
Sarasota, Florida 34243-2290

     Re: SECURITIES AND EXCHANGE COMMISSION REGISTRATION STATEMENT ON FORM S-8 COVERING 1,000,000 SHARES OF COMMON STOCK, $.001 PAR VALUE

Gentlemen:

     We are legal counsel to Sun Hydraulics Corporation, a Florida corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 1,000,000 shares (the "Shares") of the common stock, par value $.001 per share, of the Company. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

     Based upon the foregoing, it is our opinion that the Shares, when and if sold in the manner set forth in the Registration Statement, will be legally issued, fully paid and nonassessable

     The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,

                                           SHUMAKER, LOOP & KENDRICK, LLP

                                           Gregory C. Yadley